As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TYME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3864597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Pluckemin Way, Suite 103 Bedminster NJ	07921
(Address of Principal Executive Offices)	(Zip Code)

Tyme Technologies, Inc.

2016 Stock Option Plan for Non-Employee Directors

(Full title of the plan)

Richard Cunningham

Chief Executive Officer

TYME TECHNOLOGIES, INC.

1 PLUCKEMIN WAY, SUITE 103

BEDMINSTER NJ 07921

(Name and address of agent for service)

(212) 461-2315

(Telephone number, including area code, of agent for service)

Copies to:

Elizabeth A. Diffley, Esq.

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

(215) 988-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share (“Common Stock”), to be issued under 2016 Stock Option Plan for Non-Employee Directors (the “2016 Plan”)	3,000,000	$1.01 (2)	$3,030,000	$280.89
TOTAL	3,000,000	$1.01 (2)	$3,030,000	$280.89

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Tyme Technologies, Inc., a Delaware corporation (the “Company” or the “Registrant”), that may be hereinafter offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.01 per share, based upon the average of the high and low trading price as of November 4, 2021.

EXPLANATORY NOTE

This Registration Statement (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 and consists of only those items required by General Instruction E. This Registration Statement is being filed by the Registrant to register the issuance of an additional 3,000,000 shares of Common Stock of the Registrant, that may be awarded under the 2016 Plan. The contents of the Registrant’s previous Registration Statements on Form S-8 filed on August 10, 2017 (File No. 333-219856) and August 28, 2018 (File No. 333-227077) relating to the 2016 Plan are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following documents are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on September 19, 2014.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on April 2, 2018.

4.3	Certificate of Designation of Series A Convertible Preferred Stock, dated January 7, 2020, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on January 8, 2020.

4.4	Amended and Restated By-Laws of the Registrant, effective August 24, 2021, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 26, 2021.

4.5	Amended and Restated 2016 Stock Option Plan for Non-Employee Directors of the Registrant, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 26, 2021.

5.1	Opinion of Faegre Drinker Biddle & Reath LLP. *

23.1	Consent of Grant Thornton LLP – Independent Registered Public Accounting Firm. *

23.2	Consent of Faegre Drinker Biddle & Reath LLP (contained in Exhibit 5.1). *

24.1	Power of Attorney (contained in the signature pages of this Registration Statement). *

*	Filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster, State of New Jersey, on November 9, 2021.

TYME TECHNOLOGIES, INC.

By:	/s/ Richard Cunningham
Richard Cunningham, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint Richard Cunningham and James Biehl, and each of them, the lawful attorneys-in-fact and agents with full power of substitution and resubstitution and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on November 9, 2021.

Signature	Title

/s/ Richard Cunningham Richard Cunningham	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Frank Porfido	Chief Financial Officer
Frank Porfido

/s/ Barbara C. Galaini Barbara C. Galaini	Corporate Controller (Principal Accounting Officer)

/s/ Steve Hoffman	Chief Science Officer and Director
Steve Hoffman

/s/ David Carberry David Carberry	Director

/s/ Donald W. DeGolyer Donald W. DeGolyer	Director

/s/ Douglas A. Michels Douglas A. Michels	Director

/s/ Gerald Sokol Gerald Sokol	Director

/s/ Timothy C. Tyson Timothy C. Tyson	Director